Exhibit 10.8

CHINA NUOKANG BIO-PHARMACEUTICAL PTY

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made and entered into as of December 20, 2007 by and among CHINA NUOKANG BIO-PHARMACEUTICAL PTY (formerly Brighter Sky Limited), a Cayman Islands exempted company (the “Company”), Anglo China Bio-Technology Investment Holdings Limited and Britain Ukan Technology Investment Holdings (Group) Limited, each a company organized and existing under the laws of the British Virgin Islands (collectively, the “Management Holding Companies”), the person set forth on Exhibit A hereto (the “Management Shareholder”) and the holders of Preference A Shares listed on Exhibit A hereto (collectively, the “Preference A Holders” or “Investors”).

RECITALS

The Company, the Management Shareholder and the Investors have entered into a Preference A Shares Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company desires to sell to the Investors and the Investors desire to purchase from the Company its Preference A Shares. A condition to the Investors’ obligations under the Purchase Agreement is that the Company, the Management Holding Companies, the Management Shareholder and the Investors enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which the Investors and the Management Holding Companies shall, and the Management Shareholder shall cause the Management Holding Companies, to (and to the extent the Management Shareholder receives shares of the Company in the future, such Management Shareholder himself shall), vote their shares of the Company in favor of certain designees to the Company’s Board of Directors (the “Board of Directors”). The Company, the Management Holding Companies, the Management Shareholder and the Investors each desires to facilitate the voting arrangements set forth in this Agreement, and the sale and purchase of Preference A Shares pursuant to the Purchase Agreement, by agreeing to the terms and conditions set forth below.

AGREEMENT

The parties agree as follows:

1. Election of Directors. Each Investor, as a holder of Preference A Shares, hereby agrees on behalf of itself and any transferee or assignee of any such Preference A Shares, to hold all of the Preference A Shares registered in its name (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such Preference A Shares, and any other voting securities of the Company subsequently acquired by such Investor) and any voting securities of the Company held in trust over which they have voting power (hereinafter collectively referred to as the “Investor Shares”) subject to, and to vote the Investor Shares at a regular or special meeting of shareholders (or by written consent) in accordance with, the provisions of this Agreement. Each Management Holding Company, as a holder of Ordinary Shares and, if applicable, Preference A Shares of the Company, hereby agrees on behalf of itself and any transferee or assignee of any such Ordinary Shares and, if applicable, Preference A Shares, to hold all of such Ordinary Shares, Preference A Shares and any other securities of the Company acquired by such Management Holding Company in the future (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such securities) (the “Management Holding Company Shares”) subject to, and to vote the Management Holding Company Shares at a regular or special meeting of shareholders (or by written consent) in accordance with, the provisions of this Agreement. The Management Shareholder hereby agrees (a) on behalf of itself and any transferee or assignee of any securities in any Management Holding Company to cause such Management Holding Company to vote the Management Holding Company Shares at a regular or special meeting of shareholders (or by written consent) in accordance with, the provisions of this Agreement and (b) if and when applicable, as a holder of Ordinary Shares and Preference A Shares of the Company, on behalf of itself and any transferee or assignee of any such Ordinary Shares and Preference A Shares, to hold all of such Ordinary Shares, Preference A Shares and any other securities of the Company acquired by such Management Shareholder in the future (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such securities) (the “Management Shares”) subject to, and to vote the Management Shares at a regular or special meeting of shareholders (or by written consent) in accordance with, the provisions of this Agreement.

1.1 Board Representation. At each annual meeting of the members of the Company, or at any meeting of the members of the Company at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Management Holding Companies, the Management Shareholder and the Investors agree to vote or act with respect to their shares which they have control so as to elect:

(a) four (4) members of the Company’s Board of Directors designated by the Management Holding Companies (the “Ordinary Directors”), who shall initially be Xue Baizhong and Liu Qiang and two individuals to be designated by the Management Holding Companies in due course; and

(b) one (1) member of the Company’s Board of Directors designated by the holders of a majority of the outstanding Preference A Shares of the Company (the “Preference Director”), provided that for so long as Sequoia Capital China Growth Fund I, I.P. or its affiliates (“Sequoia”) holds at least 5% the number of Preference A Shares originally purchased by Sequoia the Preference Director shall be designated by Sequoia, which designee shall initially be Neil Shen.

1.2 Appointment of Directors. In the event of the resignation, death, removal or disqualification of a director selected in the manner set forth in Section 1.1 hereof, the party or parties holding the right to nominate such director shall promptly nominate a new director, and provide written notice of the nomination to the other parties to this Agreement, each of whom shall promptly vote its shares of the Company to elect such nominee to the Board of Directors.

1.3 Removal. Any party or parties to this Agreement having the right to nominate a director pursuant to Section 1.1 of this Agreement may remove its designated director at any time and from time to time, with or without cause (subject to the Company’s Amended and Restated Memorandum and Articles of Association, as may be amended from time to time (the “Restated Articles”) and any requirements of law), in its or their sole discretion, and after written notice to each of the other parties hereto of the new nominee to replace such director, and each party to this Agreement shall promptly vote its shares of capital stock of the Company to elect such nominee to the Board of Directors.

1.4 Alternate Preference Director. The Preference Director shall be entitled to designate an alternate, anytime and from time to time, to serve at any meeting of the Board of Directors or of any committee thereto, and such alternate shall be permitted to attend all meetings of the Board of Directors or of any committee and vote on the Preference Director’s behalf.

1.5 Observer Rights. The Company shall invite a representative of each Investor to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give each such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner; provided, however, that each such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided.

2. Drag Along Rights.

2.1 If prior to the closing of a Qualified IPO (as defined in the Restated Articles), holders of 85% of the aggregate number of the Company’s outstanding shares of capital stock (assuming conversion of all Preference Shares of the Company into Ordinary Shares), voting together as a single class (collectively, the “Approving Members”), vote in favor of, otherwise consent in writing to, and/or otherwise agree in writing to sell or transfer all of their shares in any Sale Transaction (as defined in the Restated Articles), then the Company shall promptly notify each of the remaining members of the Company, including the Management Holding Companies and the Management Shareholder, if applicable (the “Remaining Members”) in writing of such vote, consent and/or agreement and the material terms and conditions of such Sale Transaction, whereupon each Remaining Member shall, in accordance with instructions received from the Company, vote all of its voting securities of the Company in favor of, otherwise consent in writing to, and/or otherwise sell or transfer all of its shares in such Sale Transaction (including without limitation tendering original share certificates for transfer, signing and delivering share transfer certificates, share sale or exchange agreements, and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Member has lost or misplaced the relevant share certificate, in each case as applicable) on the same terms and conditions as were agreed to by the Approving Members and the Board of Directors; provided, however, that such terms and conditions, including with respect to the price paid or received per share, may differ as between the Ordinary Shares and Preference A Shares and different series of Preference Shares, if any (including without limitation, in order to reflect the Liquidation Preferences (as set forth in the Restated Articles) and participation rights of the Preference Shares as set forth in Restated Articles).

2.2 In furtherance of Section 2.1 above, the Company is hereby expressly authorized by each Remaining Member to take any and all of the following actions on such Remaining Member’s behalf (without receipt of any further consent by such Remaining Member): (i) vote all of the voting securities of such Remaining Member in favor of any such Sale Transaction; (ii) otherwise consent on such Remaining Member’s behalf to such Sale Transaction; (iii) sell all of such Remaining Member’s shares in such Sale Transaction, in accordance with the terms and conditions hereof; and (iv) act as the Remaining Member’s attorney-in-fact in relation to any such Sale Transaction and have the full authority to sign and deliver, on behalf of such Remaining Member, share transfer certificates, share sale or exchange agreements and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Member has lost or misplaced the relevant share certificate, in each case as applicable.

2.3 Notwithstanding Sections 2.1 and 2.2, the Remaining Members shall not be obligated to vote, consent and/or sell their shares in connection with any such Sale Transaction to the extent that all of the Approving Members do not also do so with respect to all the Company’s shares held by them.

3. Additional Representations and Covenants.

3.1 No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

3.2 Change in Number of Directors. The Investors, the Management Holding Companies and the Management Shareholder will not vote for any amendment or change to the Company’s Restated Articles providing for the election of more or less than five (5) directors, or any other amendment or change to the Restated Articles inconsistent with the terms of this Agreement unless otherwise approved by the holders of at least a majority of the Preference A Shares.

3.3 Legends. Each certificate representing shares of the Company’s capital stock held by the Investors, the Management Shareholder or any of their respective successors and assignees shall bear the following legend:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN MEMBERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

3.4 Grant of Proxy. Upon the failure of any party to this Agreement to vote his/her/its shares of capital stock of the Company in accordance with the terms of Sections 1 and 2 of this Agreement, such party hereby appoints and constitutes the Company as the attorney and proxy of such party with the full power of substitution and resubstitution, to the full extent of such party’s rights, with respect to all voting capital stock of the Company owned by such shareholder, which proxy (the “Proxy”) shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 3.4 of this Agreement is amended to remove such party’s grant of proxy in accordance with Section 5.3 hereof, to vote all shares of capital stock then held by such party in the manner provided in Section 1 hereof. The parties agree that the Proxy is coupled with an interest.

3.5 Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach

3.6 Indemnification; Reimbursement. The Company and each member of the Board of Directors elected pursuant to this Agreement shall execute an indemnification agreement in the form attached to the Purchase Agreement. The Company shall also reimburse the Preference Director for all reasonable expenses incurred in his/her service as member of the Board of Directors.

3.7 Overriding Obligations. None of the Investors, the Management Holding Companies and the Management Shareholder shall have any obligation to act in accordance with any direction under Section 1 if he/she/it shall be required by any law or regulatory authority including but not limited to the United States Securities and Exchange Commission not to so act, provided that if he/she/it could so act with the consent of or a waiver from any third party then he/she/it shall use his reasonable endeavors to obtain such consent or waiver and, having obtained the same, shall so act.

4. Termination.

4.1 Termination Events. This Agreement shall terminate upon the earlier of: (a) the consummation of a Qualified IPO (as defined in the Restated Articles); or (b) the consummation of a transaction or series of related transactions deemed to be a Liquidation Transaction (as such term is defined in the Restated Articles).

4.2 Removal of Legend. At any time after the termination of this Agreement in accordance with Section 4.1, any holder of a share certificate legended pursuant to Section 3.3 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

5. Miscellaneous.

5.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

5.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3 Amendments and Waivers. Any term hereof may be amended or waived only with the written agreement of the Company, the Management Holding Companies and holders of at least a majority of the Preference A Shares; provided, that any amendment or waiver that adversely affects any of the Investors shall require the consent of such Investor. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Preference A Shares pursuant to the Purchase Agreement as “Investors.” Any amendment or waiver effected in accordance with this Section 5.3 shall be binding upon the Company, the Management Holding Companies, the Management Shareholder, any Investor, and each of their respective successors and assigns.

5.4 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt, if sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if sent outside of normal business hours, then on the next Business Day, (c) upon receipt if sent utilizing an internationally recognized overnight courier, specifying next Business Day delivery, as evidenced by such courier’s with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A hereto, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.4.

5.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the remainder of this Agreement shall be interpreted as if such provision were so excluded and (c) the remainder of this Agreement shall be enforceable in accordance with its terms.

5.6 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

5.7 Counterparts. This Agreement may be executed in two or more, counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.9 No Liability for Election of Recommended Directors. Neither the Company, the Management Holding Companies, the Management Shareholder, the Investors, nor any officer, director, shareholder, partner, employee or agent of any such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Company’s Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

5.10 Aggregation of Shares. All shares held or acquired by affiliated entities (including affiliated venture funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.11 Assignment of Rights. Notwithstanding anything to the contrary in this Agreement, the rights of the Investors in this Agreement may be assigned by an Investor, without any amendment of this Agreement or any consent or approval of any party hereto, to a transferee or assignee that is an affiliated fund or entity of the Investor, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company.

5.12 Share Splits, Share Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to any of the parties hereto (including, without limitation, in connection with any Recapitalizations), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 3.3.

5.13 Supremacy of this Agreement. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall prevail as between the parties hereto only, who hereby undertake to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency to the largest extent as permitted by the applicable law.

5.14 Dispute Resolution.

(a) Negotiation Between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party that is a company shall nominate one authorized officer as its representative. The parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such representatives in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon in the one day mediation, either party may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below. This procedure shall be a prerequisite before taking any additional action hereunder.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the UNCITRAL Rules, and at least one arbitrator is licensed to practice California law; and (ii) the language of the arbitration shall be English. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[Signature Pages Follow]

The parties hereto have executed this Voting Agreement as of the date first written above.

THE COMPANY:

CHINA NUOKANG BIO-PHARMACEUTICAL PTY

By:	/s/ Xue Baizhong
Name:	Xue Baizhong
Title:	Director

Address:	C/11F, Huaxin International Tower
No. 219, Qingnian Street
Shenhe District
Shenyang, PRC 110016
Fax:	0086 24 2396 4254
Email:	LNNK_CEO@lnnk.net

The parties hereto have executed this Voting Agreement as of the date first written above.

MANAGEMENT HOLDING COMPANIES:

Anglo China Bio-Technology Investment Holdings Limited

By:	/s/ Xue Baizhong
Name:	Xue Baizhong
Title:	Director

Address:	C/11F, Huaxin International Tower
No. 219, Qingnian Street
Shenhe District
Shenyang, PRC 110016
Fax:	0086 24 2396 4254
Email:	LNNK_CEO@lnnk.net

Britain Ukan Technology Investment Holdings (Group) Limited

By:	/s/ Xue Baizhong
Name:	Xue Baizhong
Title:	Director

Address:	C/11F, Huaxin International Tower
No. 219, Qingnian Street,
Shenhe District
Shenyang, PRC 110016
Fax:	0086 24 2396 4254
Email:	LNNK_CEO@lnnk.net

The parties hereto have executed this Voting Agreement as of the date first written above.

MANAGEMENT SHAREHOLDER:

/s/ Xue Baizhong
Xue Baizhong

Address:	C/11F, Huaxin International Tower
No. 219 Qingnian Street
Shenyang District, Shenyang
PRC 110016
Fax:	0086 24 2396 4253
E-mail:	LNNK_CEO@lnnk.net

The parties hereto have executed this Voting Agreement as of the date first written above.

INVESTOR:

Sequoia Capital China Growth Fund I, L.P.

By:	/s/ Jimmy Wong

Name:	Jimmy Wong
(print)
Title:	Authorized signatory

Address:	Suite 2215, Two Pacific Place
88 Queensway, Hong Kong
PRC
Fax:	00852 2501 8989
Email:	wong@sequoiacap.com

The parties hereto have executed this Voting Agreement as of the date first written above.

INVESTOR:

HBM BioMed China Limited

By:	/s/ Joanchim Rudolf
Name:	Dr. Joachim Rudolf
Title:	Director

Address:	Centennial Towers, 3rd Floor
2454 West Bay Road
Grand Cayman, Cayman Islands
Fax:	001 345 946-8002
001 345 946-8003
Email:	arnold@hbmcayman.com

EXHIBIT A

SCHEDULE OF MANAGEMENT SHAREHOLDER

Name	Addresses and Fax No. for Notice

Xue Baizhong	Address:	C/11F, Huaxin International Tower No. 219, Qingnian Street Shenhe District Shenyang, PRC 110016
	Fax:	0086 24 2396 4254
	Email:	LNNK_CEO@lnnk.net

SCHEDULE OF INVESTORS

Name	Addresses and Fax No. for Notice

Sequoia Capital China Growth Fund I, L.P.	Address:	Suite 2215, Two Pacific Place 88 Queensway, Hong Kong PRC
	Fax:	00852 2501 8989
	Email:	wong@sequoiacap.com

HBM BioMed China Limited	Address:	Centennial Towers, 3rd Floor 2454 West Bay Road Grand Cayman, Cayman Islands
	Attn:	John Arnold
	Title:	Chairman
	Fax:	001 345 946-8002 001 345 946-8003
	Email:	arnold@hbmcayman.com